                                                               EXHIBIT 28.1

                  PROPERTY/CASUALTY RESERVE RECONCILIATION-
         STATUTORY BASIS TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


A reconciliation of property/casualty reserves as shown on Schedule P to reserves for unpaid claims and claim expenses, as shown in the Annual Report on Form 10-K follows. Schedule P is from Continental Casualty Company's 1994 consolidated annual statutory statement provided to state insurance regulatory authorities. Statutory claim and claim expense reserves are presented net of ceded reinsurance. Under generally accepted accounting principles such reserves are recorded "gross" of reinsurance with corresponding ceded reinsurance recoverables recorded as assets.

----------------------------------------------------------------------------------------------------------
PROPERTY/CASUALTY RESERVE RECONCILIATION
STATUTORY BASIS TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
DECEMBER 31                                                                                   1994
(In millions of dollars)
----------------------------------------------------------------------------------------------------------
Total claim and claim expenses per Schedule P (net of reinsurance) .......................  $18,418
Non-domestic affiliates ..................................................................      516
Ceded claim and claim expenses ...........................................................    2,705
----------------------------------------------------------------------------------------------------------
         Reserve for claim and claim expenses - generally accepted accounting principles    $21,639
==========================================================================================================


                                   34